As filed with the Securities Exchange Commission on March 9, 2010
File No. 001-34625

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-12536

China Recycling Energy Corporation

(Exact name of registrant as specified in its charter)

Nevada	90-0093373

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province, China	710068

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) (86-29) 8765-1097

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

NONE

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

The Registrant is filing this Amendment No. 1 to Form 10 solely to amend the cover page to accurately reflect the name of the exchange on with the Registrant intends that its common stock will be registered.  Accordingly, this Amendment consists only of the facing page, this explanatory note and the signature page. The body of the Registration Statement on Form 10 is unchanged and has been omitted.

SIGNATURES

Pursuant to Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

China Recycling Energy Corporation

Date: March 9, 2010	By:	/s/ Guohua Ku
Guohua Ku
Chairman of the Board of Directors and Chief Executive Officer

Date: March 9, 2010	By:	/s/ Xinyu Peng
Xinyu Peng
Chief Financial Officer and Secretary